                                                                   EXHIBIT 99.1



                                  LICENSE AGREEMENT

     This License Agreement ("Agreement") is entered into and is effective on January 9, 1998 ("EFFECTIVE DATE") between the following Parties: LUCENT TECHNOLOGIES INC., a Delaware corporation ("LUCENT"), having an office at 600 Mountain Avenue, Murray Hill, New Jersey 07974, and DATA SYSTEMS & SOFTWARE INC., a Delaware corporation ("LICENSEE"), having an office at 200 Route 17, Mahwah, New Jersey 07430, and being authorized to do business in the State of New York.

     WHEREAS, LUCENT has been in the business of developing and marketing a two-way communication system for utilities initially known as the Integrated Broadband Utility Solution ("IBUS") and more recently also known as the Lucent Customer Connection for Utilities ("LCCU") ("BUSINESS"), which BUSINESS has been associated with LUCENT's Utility Solutions Strategic Business Unit;

     WHEREAS, LUCENT no longer wishes to pursue the BUSINESS;

     WHEREAS, LUCENT desires to sell, transfer and convey to LICENSEE, and LICENSEE wishes to purchase and accept from LUCENT, assets utilized by LUCENT in connection with the BUSINESS;

     WHEREAS, pursuant to a Bill of Sale as of the date hereof ("BILL OF SALE"), LUCENT has sold, conveyed and transferred to LICENSEE the "LCCU ASSETS" (as defined in the BILL OF SALE);

     WHEREAS, LICENSEE also desires to obtain licenses and rights to the intellectual property developed, utilized and/or associated with the BUSINESS and the LCCU ASSETS from LUCENT, for the development and manufacture by LICENSEE of products and services for use, lease and sale in the "FIELD OF USE" (as defined below);

     NOW THEREFORE the Parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.01 Definitions. As used in this Agreement, and except as otherwise defined in the recitals set forth above, each of the following defined terms shall have the meaning set forth for such term in this Section 1.01:

     ADAPTATION means any derivative work based on LICENSED SOFTWARE, including (i) any work incorporating any of LICENSED SOFTWARE directly, (ii) any work incorporating any computer program from LICENSED SOFTWARE rewritten in a different computer language or converted to operate on a different type of CPU, (iii) any work utilizing a method or concept from LICENSED SOFTWARE that LICENSEE is obligated to keep in confidence hereunder, or (iv) any work otherwise covered by any of LUCENT's intellectual property rights in LICENSED SOFTWARE.

     BUSINESS INFORMATION means customer and pricing information, and other non-technical information pertaining to business planning, that is proprietary to LUCENT, and is marked as such, that was created in the course of the BUSINESS specifically for the BUSINESS and includes but is not limited to such information that has been delivered to LICENSEE prior to EFFECTIVE DATE.

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     CPU means central processing unit.

     CUSTOMER SOFTWARE means (i) object and source code computer programs or code included in, or based on, LICENSED SOFTWARE or an ADAPTATION and (ii) documentation listed in the Schedule for LICENSED SOFTWARE and any other documentation included in or based on LICENSED SOFTWARE or an ADAPTATION.

     FIELD OF USE means the field of two-way communications for providing and/or managing utility information. Excluded from FIELD OF USE is any dial-up system using a feature of a LUCENT digital electronic switching system.

     LICENSED PRODUCT means any product or software which incorporates or is based on or derived from all or any part of any of the LICENSED SOFTWARE, TECHNICAL INFORMATION, or LUCENT's PATENT.

     LICENSED SOFTWARE means all or any portion of the software, other information and documentation listed in the attached Appendix A.

     LUCENT's PATENT or PATENT means all patents owned by LUCENT issuing on the patent application (or any continuations thereof) listed below, as well as all foreign patents and patent applications (i) which claim priority from one or more of such patent applications or (ii) which are not filed under the Paris Convention and have a common specification with one or more such patent applications.

     1.   Application serial number 08/826,630, filed April 3, 1997 (Inventor:
          Thomas L. Carter)

     SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

     TECHNICAL INFORMATION means information and documentation relating to the design, manufacture and operation of utility communications systems listed in Appendix B.

     TERRITORY means worldwide.


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                                     ARTICLE II
                     TRANSFER AND USE OF TECHNICAL INFORMATION

     2.01 Furnishing of Information.

     (a) Upon the EFFECTIVE DATE, LUCENT shall provide LICENSEE with TECHNICAL INFORMATION at LUCENT's facility located at 67 Whippany Road, Whippany, NJ, together with an index of such TECHNICAL INFORMATION reasonably sufficient to allow LICENSEE to identify each portion of the TECHNICAL INFORMATION. LUCENT represents that TECHNICAL INFORMATION includes all the information, documentation and data identified in Appendix B, TECHNICAL INFORMATION, which is a part of this Agreement. For ninety (90) days following the EFFECTIVE DATE, LICENSEE shall have the right to request delivery of any items of TECHNICAL INFORMATION it believes LUCENT may have failed to deliver. In response to such requests, LUCENT shall make reasonable efforts to find such items and, if they are found, shall promptly deliver them to LICENSEE at no cost. LUCENT shall have no obligation to search for any such undelivered items of TECHNICAL INFORMATION except as specified herein.

     (b) LICENSEE acknowledges that LUCENT has delivered certain of the TECHNICAL INFORMATION to LICENSEE prior to the EFFECTIVE DATE, and agrees that any and all such previously furnished TECHNICAL INFORMATION shall be deemed to have been delivered hereunder as of the EFFECTIVE DATE.

     (c) LICENSEE is in possession of BUSINESS INFORMATION. LICENSEE shall protect BUSINESS INFORMATION from disclosure to third parties with at least the same degree of care it exercises in the protection of its own proprietary information, and in no case with less than a reasonable degree of care. Upon termination of this Agreement, LICENSEE shall promptly return to LUCENT or destroy all copies of BUSINESS INFORMATION in its possession. LUCENT hereby grants to LICENSEE a nonexclusive, personal, and non-transferable, royalty-free license to use BUSINESS INFORMATION for LICENSEE's internal purposes for conducting the BUSINESS. LUCENT shall not be obligated to provide to LICENSEE any information that is subject to a non-disclosure agreement between LUCENT and any third party, unless LICENSEE provides LUCENT with such third party's written permission allowing LUCENT to disclose such information to LICENSEE without liability under any applicable non-disclosure agreement or otherwise. If such information inadvertently comes to be in the possession of LICENSEE or is otherwise disclosed inadvertently to LICENSEE, LICENSEE, upon becoming aware of such, shall notify LUCENT and shall refrain from using or further disclosing any and all such information until it obtains and provides LUCENT with the third party's permission forgiving and/or allowing the disclosure. LICENSEE shall provide LUCENT with access to all BUSINESS INFORMATION upon reasonable notice and LICENSEE agrees to maintain all BUSINESS INFORMATION in accordance with LUCENT's document retention policy.

     2.02  Grant.

     (a) LUCENT grants to LICENSEE and to LICENSEE'S SUBSIDIARIES a nonexclusive, personal, non-transferable, royalty-free right to use TECHNICAL INFORMATION for the creation, development, manufacture, production, distribution, sale or lease of LICENSED PRODUCTS in the FIELD OF USE and in the TERRITORY.

     (b) LUCENT grants to LICENSEE a personal and nonexclusive right, as an attribute of the right granted in Section 2.02(a), to disclose to any supplier or prospective supplier in the TERRITORY only those portions of the TECHNICAL INFORMATION which are necessary for the procurement by LICENSEE of


                                      3  of  20

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parts or components of LICENSED PRODUCTS.

     (c) LUCENT recognizes that LICENSEE may wish to enter into co-development agreements, with certain of its own customers which are utility companies or utility suppliers, for customizing or modifying the LCCU. As a further attribute of the right granted in Section 2.02(a), LUCENT grants to LICENSEE a personal and nonexclusive right to disclose to any such customer only those portions of the TECHNICAL INFORMATION which are necessary for such co-development activity.

     (d) LICENSEE agrees that it will not make any part of the TECHNICAL INFORMATION available to any such supplier or prospective supplier or customer except on the agreement in writing (of which a copy will be furnished to LUCENT promptly upon its request) of each such supplier or prospective supplier or customer (1) that it accepts as its own LICENSEE's commitments under Section 9.04, U.S. Export Control, and the confidentiality obligations of Section 9.03, Confidentiality, (2) that if a supplier or prospective supplier, it will use all information received from LICENSEE only for the purpose of supplying to LICENSEE items of the type to be procured by LICENSEE pursuant to Section 2.02(b), (3) that if a customer, it will use all information received from LICENSEE only for its personal use in conducting co-development activities pursuant to Section 2.02(c), and (4) that it will promptly return or destroy each and every part of such information as directed by LICENSEE. The rights granted herein to any such third party shall terminate upon the termination of LICENSEE'S rights under Section 2.02(a).

     2.03 LICENSEE's Duties With Respect to TECHNICAL INFORMATION. LICENSEE agrees that:

     (a) LICENSEE will not use any TECHNICAL INFORMATION except as authorized herein; and

     LICENSEE will not, without LUCENT's express written permission, make or have made, or permit to be made, more copies of any of the furnished TECHNICAL INFORMATION than LICENSEE determines in its commercially reasonable judgment are necessary or desirable for its purposes and the conduct of the BUSINESS, and that each item of TECHNICAL INFORMATION which is provided in the form received from LUCENT shall contain the same proprietary notices or legends which appear on the furnished TECHNICAL INFORMATION as provided by LUCENT.

     (c) Upon any termination under Article VII hereof of the rights and licenses granted under this Article II, LICENSEE shall, as directed by LUCENT, promptly destroy or deliver to LUCENT all TECHNICAL INFORMATION then under LICENSEE's control, including all TECHNICAL INFORMATION sub-licensed or otherwise disclosed or delivered by LICENSEE.

     2.04 LUCENT's Right and Duties With Respect to TECHNICAL INFORMATION. LUCENT agrees for itself and its SUBSIDIARIES that for a period of five (5) years from the EFFECTIVE DATE, (a) none of LUCENT or its SUBSIDIARIES will license, sell, transfer, assign, lease or otherwise grant any rights in or to the TECHNICAL INFORMATION in the field of communications for utility and energy-providing companies in the FIELD OF USE to any third parties, or (b) use, sell, lease, or license TECHNICAL INFORMATION for the benefit of LUCENT, its SUBSIDIARIES, or any third parties in the field of communications for utility and energy-providing companies in the FIELD OF USE; provided, however, that LICENSEE offers LICENSED PRODUCT for commercial sale within three (3) years of the EFFECTIVE DATE. If LICENSEE has not offered LICENSED PRODUCT or LICENSED SOFTWARE for such sale within three (3) years after the EFFECTIVE DATE, LUCENT shall have the right to grant nonexclusive licenses for TECHNICAL INFORMATION to third parties and to use, sell, lease, or license TECHNICAL INFORMATION for any purpose in the field of communications for utility and energy-providing companies in the FIELD OF USE. For clarification, LUCENT retains the rights to use, sell, lease,

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license, transfer, assign, and otherwise grant rights in or to TECHNICAL
INFORMATION in all areas outside the field of communications for utility and energy-providing companies in the FIELD OF USE.


                                     ARTICLE III
                                  LICENSED SOFTWARE

     3.01 Furnishing of LICENSED SOFTWARE. Within ten (10) working days of the EFFECTIVE DATE, LUCENT shall provide LICENSEE with LICENSED SOFTWARE at LUCENT's facility located at 67 Whippany Road, Whippany, NJ, together with an index of all of the contents of any computer disks or other medium of expression on which the LICENSED SOFTWARE is delivered to LICENSEE. LUCENT represents that LICENSED SOFTWARE includes all of the source and object code and computer programs identified in Appendix A, LICENSED SOFTWARE, which is a part of this Agreement. For ninety (90) days following EFFECTIVE DATE, LICENSEE shall have the right to request delivery of any LICENSED SOFTWARE it believes LUCENT may have failed to deliver. In response to such requests, LUCENT shall make reasonable efforts to find such LICENSED SOFTWARE and, if it is found, shall promptly deliver it to LICENSEE at no cost. LUCENT shall have no obligation to search for any such undelivered LICENSED SOFTWARE except as specified herein.

     3.02  Grant.

     (a) LUCENT grants to LICENSEE and its SUBSIDIARIES a personal, royalty-free, nonexclusive and non-transferable right to use LICENSED SOFTWARE in the FIELD OF USE and in the TERRITORY in accordance with the provisions of this Agreement.

     (b) The right to use includes the right to develop, make copies of and furnish CUSTOMER SOFTWARE in accordance with the provisions of this Agreement.

     (c) The right to use includes the right to modify, copy, display, distribute and prepare ADAPTATIONS based on LICENSED SOFTWARE and to furnish, distribute and sublicense such LICENSED SOFTWARE and ADAPTATIONS to SUBLICENSEES anywhere in the world (subject to any such SUBLICENSEE'S satisfying the same requirements as LICENSEE hereunder with respect to LICENSED SOFTWARE, such requirements including, but not limited to, the confidentiality provisions of U.S. and foreign government export requirements and Sections 9.03 and 9.04 respectively). LICENSEE agrees to use and otherwise treat ADAPTATIONS the same as LICENSED SOFTWARE hereunder.

     (d) No ownership interest in LICENSED SOFTWARE is transferred to LICENSEE hereunder.

     (e) When LICENSEE makes copies of LICENSED SOFTWARE as authorized hereinabove, LICENSEE shall include in all such copies any copyright or proprietary notices appearing on or in the LICENSED SOFTWARE being copied. LICENSEE shall bind any and all of its third party sublicensees to include said notices when making copies of LICENSED SOFTWARE.

     (f) Upon any termination under Article VII hereof of the rights and licenses granted under this Article III, LICENSEE shall, as directed by LUCENT, promptly destroy or deliver to LUCENT all LICENSED SOFTWARE then under LICENSEE's control, including all LICENSED SOFTWARE sub-licensed by LICENSEE.

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     3.03  CUSTOMER SOFTWARE.

     (a) LUCENT, as an attribute to and not in limitation of the rights granted in Section 3.01, hereby grants to LICENSEE and its SUBSIDIARIES a personal, non-transferable, and nonexclusive right within the FIELD OF USE to develop CUSTOMER SOFTWARE, make copies of CUSTOMER SOFTWARE and furnish such copies to customers anywhere in the world (subject to LICENSEE satisfying applicable U.S. Government and foreign government export requirements) for use on customers' CPUs for such customers' own use, and for adaptation and modification, including improvement, upgrading, and customization, by such customers for their own use, in the FIELD OF USE, provided that LICENSEE or its SUBSIDIARY as the case may be, obtains agreement in writing from such a customer, before or at the time of furnishing each copy of CUSTOMER SOFTWARE, that:

     (1) only a personal, non-transferable and nonexclusive right to use such copy of CUSTOMER SOFTWARE is granted to such customer;

     (2) no ownership interest in CUSTOMER SOFTWARE is transferred to such customer;

     (3) such customer will not copy CUSTOMER SOFTWARE except as necessary to use such CUSTOMER SOFTWARE and for backup and archive purposes in connection with such use;

     (4) if a customer's right-to-use is terminated for any reason, such customer will either destroy or return all copies of CUSTOMER SOFTWARE in its possession;

     (5) such customer will not transfer CUSTOMER SOFTWARE to any other party except as authorized by LICENSEE;

     (6) such customer will not export or re-export CUSTOMER SOFTWARE without appropriate United States and/or foreign government licenses;

     (7) such customer will not reverse compile or disassemble CUSTOMER SOFTWARE except that in Member States of European Economic Community such acts shall be permitted solely to the extent permitted by Article 6 of the Council of Directive of 14, May 1991 on the legal protection of computer programs; and

     (8) LUCENT does not warrant CUSTOMER SOFTWARE, does not assume any liability regarding CUSTOMER SOFTWARE and does not undertake to furnish any support or information regarding CUSTOMER SOFTWARE.

     (b) LICENSEE shall use its good faith, commercially reasonable efforts to enforce the agreements with customers as specified in this Section 3.03.

     (c) Each portion of CUSTOMER SOFTWARE shall include an appropriate LUCENT copyright notice as provided by LUCENT. Such copyright notice may be the copyright notice or notices appearing in or on the corresponding portions of LICENSED SOFTWARE or, if LICENSEE makes copyrightable changes in developing CUSTOMER SOFTWARE, LICENSEE's copyright notice together with LUCENT's copyright notice. The LUCENT copyright notice may be the following, in which the blanks are to be filled in to indicate the appropriate publication date, "Copr." may be substituted for "Copyright", and the symbol "(c)" may be substituted for "-C-":

                     Copyright -C- 19_ _ Lucent Technologies Inc.
                                 All Rights Reserved


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     3.04  LUCENT's Rights and Duties With Respect to LICENSED SOFTWARE.  LUCENT
agrees for itself and its SUBSIDIARIES that for a period of five (5) years from the EFFECTIVE DATE, (a) none of LUCENT or any of its affiliates or SUBSIDIARIES will license, sell, transfer, assign, lease or otherwise grant any rights in or to the LICENSED SOFTWARE in the field of communications for utility and energy-providing companies in the FIELD OF USE to any third parties, or (b) use, copy, modify, distribute, or prepare derivative works of LICENSED SOFTWARE for the benefit of LUCENT, any of its SUBSIDIARIES, or any third parties in the field of communications for utility and energy-providing companies in the FIELD OF USE; provided however, that LICENSEE offers LICENSED PRODUCTS for commercial sale within three (3) years of EFFECTIVE DATE. If LICENSEE has not offered LICENSED PRODUCTS for commercial sale within said three years, LUCENT shall have the right to grant nonexclusive licenses to third parties and to use, sell, copy, modify, distribute, and prepare derivative works of LICENSED SOFTWARE for its own commercial and internal business purposes in the field of communications for utility and energy-providing companies in the FIELD OF USE. For clarification, LUCENT retains the right to use, sell, copy, transfer, assign, modify, distribute and prepare derivative works of LICENSED SOFTWARE in all areas outside the field of communications for utility and energy-providing companies in the FIELD OF USE.

                                     ARTICLE IV
                               GRANT OF PATENT LICENSE

     4.01 Grant. LUCENT grants to LICENSEE and its SUBSIDIARIES under LUCENT's PATENT a personal, nonexclusive and non-transferable license to make, have made, use, lease, sell, offer for sale and import LICENSED PRODUCTS to be used and sold and marketed only in the FIELD OF USE. The rights to lease and sell that are granted hereunder include the right to use agents to lease and sell LICENSED PRODUCTS to customers in the FIELD OF USE. The right to use that is granted hereunder includes the right to have LICENSED PRODUCTS used by third parties, under contract with LICENSEE, solely for purposes of testing, development, and evaluation.

     4.02 Duration. All patent licenses granted in this Article IV shall continue for the shorter of the entire unexpired term of such patents or for as much of such term as LUCENT has the right to grant, provided that this Agreement has not been terminated pursuant to Article VII.

     4.03 Scope. The license granted in this Article IV is not to be construed as consent by LUCENT to any act which may be performed by LICENSEE, except as expressly provided herein.

     4.04  LUCENT's Rights and Duties With Respect to PATENT.

     (a) LUCENT agrees for itself and its SUBSIDIARIES that for a period of five (5) years from the EFFECTIVE DATE (i) LUCENT and its SUBSIDIARIES will not grant any rights or licenses under LUCENT'S PATENT in the field of communications for utility and energy-providing companies in the FIELD OF USE to any third parties, (ii) LUCENT and its SUBSIDIARIES will not exercise any rights to make, have made, use, sell, offer for sale or import products under LUCENT'S PATENT in the field of communications for utility and energy-providing companies in the FIELD OF USE, and (iii) if LUCENT assigns, transfers, conveys or otherwise alienates its rights under LUCENT'S PATENT to a third party, such third party shall agree that the provisions of this
Section 4.04(a) shall apply to such third party; provided however, that LICENSEE offers LICENSED PRODUCTS for commercial sale within three (3) years of the EFFECTIVE DATE. If that LICENSEE has not offered LICENSED PRODUCTS for commercial sale within three (3) years of the EFFECTIVE DATE, then LUCENT's obligations under provisions (i), (ii) and (iii) of this Section 4.04(a) shall terminate.

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     (b)  LUCENT retains all rights in LUCENT PATENT including the rights to make, have made, use, sell, offer for sale, and import products and to grant licenses to third parties therefore, in all areas and applications outside the field of communications for utility and energy-providing companies in the FIELD OF USE.

     (c) Nothing in this Agreement shall preclude LUCENT from making, using, or selling any integrated circuits incorporating radio-frequency transceiver technology or incorporating any invention claimed in the LUCENT PATENT.

     (d) LUCENT shall prosecute and maintain the LUCENT PATENT at its own cost and expense, and shall, in its sole discretion, perform all acts pertaining to filing, prosecuting, maintaining, and abandoning patent applications in patent offices of the United States and foreign countries (if any), and providing for the issuance and maintenance of United States and foreign patents (if any).

     (e) Nothing in this Agreement shall preclude LUCENT from honoring any of its patent licenses to third parties or any of its obligations to grant such licenses, if such licenses or obligations exist on EFFECTIVE DATE, nor shall anything herein preclude LUCENT from renewing such licenses or obligations.


                                      ARTICLE V
                                  TECHNOLOGY SUPPORT

     5.01 Permission for Discussions. LICENSEE recognizes Frank Magnotti, Michael Guyre, Ronald Pasquarelli, John Rossi and Lori Sobczak, all presently or most recently employed by LUCENT and assigned to the Utility Solutions Strategic Business Unit as of March 31, 1997, each as having substantial knowledge with respect to the application of TECHNICAL INFORMATION and LICENSED SOFTWARE in the FIELD OF USE and with respect to the market for LICENSED PRODUCTS and potential customers for LICENSEE and its SUBSIDIARIES, affiliates and sublicensees. LICENSEE has also expressed an interest in offering employment to other LUCENT employees who have working knowledge and skills related to TECHNICAL INFORMATION and LICENSED SOFTWARE. LUCENT hereby grants LICENSEE express permission to contact the above-named employees, any consultants engaged by LUCENT, and any other current LUCENT employees previously assigned to the Utility Solutions Strategic Business Unit who LICENSEE has reason to believe have the aforesaid knowledge or related skills, and to solicit for employment or other engagement such consultants for the benefit of LICENSEE and any of its SUBSIDIARIES or affiliates. Said permission extends only through December 30, 1997.

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     5.02  Services of Named Individual.

     (a) With respect to John Rossi and not in limitation of the provisions of Section 5.01 above, LUCENT will permit LICENSEE to contract for the services of John Rossi through its wholly-owned subsidiary, Lucent Technologies Services Co. ("Services Co.") for a period of time not to exceed twenty (20) months from EFFECTIVE DATE, provided that: (1) LICENSEE will be responsible for Mr. Rossi's fully loaded billing rate with general and administrative expenses including but not limited to salary, performance awards, health, insurance, disability, workers' compensation, vacation, retirement and savings plan benefits, will be responsible for all adjustments and/or increases to same over the entire period of time LICENSEE remains contracted with Services Co. for Mr. Rossi's services, and will, beginning on EFFECTIVE DATE, make monthly payments to Services Co. in an agreed upon amount sufficient to cover said billing rate and benefits (see paragraph (b) below); (2) LICENSEE will be responsible for any and all travel/living and/or educational expenses incurred by Mr. Rossi at or for LICENSEE's direction, request or benefit; (3) at any time within said 20-month period, LICENSEE will provide at least sixty (60) days written notice prior to terminating its contract for Mr. Rossi's services or otherwise terminating or eliminating the need for Mr. Rossi's services to both Services Co. and John Rossi and will continue to be responsible for Mr. Rossi's salary, benefits and aforementioned expenses during said notice period; except that LICENSEE will not terminate its contract with Services Co. for John Rossi's services prior to the expiration of said twenty (20) month period in the event that Mr. Rossi becomes disabled during such period; and (4) LICENSEE will, as a condition to purchasing the use of Mr. Rossi's services, require Mr. Rossi to sign an agreement with Services Co. to the effect that during the time that Mr. Rossi provides services to LICENSEE through Services Co., he will abide by and adhere to the code of conduct and standard of integrity prescribed by the Lucent Technologies Business Guideposts booklet and the policies and guidelines of Services Co., that he will retire or resign from LUCENT on or before the expiration of the said 20-month period, and that should LICENSEE provide him with the notice in (a)(3) above, Mr. Rossi (i) will either find another job within LUCENT within the 60-day period or resign or retire from LUCENT effective on the date he accepts other full time employment with a non-LUCENT company or no later than the 61st day after he received said notice, whichever occurs first and (ii) will forego and knowingly and voluntarily waive any and all rights he might otherwise be entitled to from LUCENT and Services Co. including, but not limited to termination pay, severance treatment, surplus or force management status and relocation expense reimbursement.

     (b) During and through the term of any contract with Services Co. for the services of John Rossi, LICENSEE agrees to pay LUCENT as follows:
Beginning on EFFECTIVE DATE for the period from December 1, 1997 through November 30, 1998, the sum of $16,900 per month plus any and all travel and living and/or educational expenses incurred by LUCENT with respect to John Rossi; and beginning on December 1 1998 through July 1999, the sum of $17,800 per month plus any and all travel and living and/or educational expenses incurred by LUCENT with respect to John Rossi.

     (c) Nothing herein is a commitment or guarantee by LUCENT or Services Co. as to the availability or continued availability of John Rossi to work for or provide services to LICENSEE and his unavailability shall not be a breach of this Agreement. Should Mr. Rossi become unavailable after having begun to provide contracted for services to LICENSEE, any prepaid but unearned billing rate payments made to Services Co. by LICENSEE shall be returned to LICENSEE to the extent Services Co. has not incurred the corresponding expense; provided that if the reason for Mr. Rossi's unavailability is due to short or long term disability, LICENSEE shall continue for the remainder of the unexpired term of its agreement with Services Co. to be responsible for Mr. Rossi's billing rate with general and administrative expenses to the same extent that Services Co. would otherwise be responsible.

     (d) Nothing herein is a warranty by LUCENT or Services Co. as to the quality of services provided or to be provided by John Rossi. Any failure in performance or failure to perform by John

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Rossi whether negligent or otherwise, including failure in quality, shall not be a breach of this Agreement nor shall LUCENT or Services Co. be held responsible for any such failure.

     (e) Any notice required under this Section 5.02 shall be sufficiently given when sent by certified mail or facsimile addressed to:

Lucent Technologies Services Co. Inc.             John Rossi
Address: P. O. Box 26090                          Address:  1 Sterling Avenue
Greensboro, NC  27420                             Mendham, NJ  07945
Attn:  Don Stringfellow, HR Manager
Facsimile:  (910) 279-5734                        Fax:  (973) 543-6481


        (f) Payments by LICENSEE shall be made within thirty days from date of invoice to Services Co. in U.S. dollars at the address specified in this
Section 5.02(e). Alternatively, payments to Services Co. may be made by bank wire transfers in U.S. dollars to Services Co.'s account, Nationsbank Account No. 3750381377 and ABA # 111000012. Changes in such address or account may be specified by Services Co. by giving written notice. Payments which are more than 60 days delinquent or overdue are subject to a late payment charge of one and one-half percent (1.5%) per month or portion thereof, or the maximum amount allowed by law.

        (g) The terms and provisions of this Section 5.02 shall control and take precedence over any conflicting terms stated in LICENSEE's agreement with Services Co. regarding John Rossi unless the parties otherwise clearly and expressly agree in writing.

     5.03 Technology Transfer Assistance. In addition, LUCENT agrees that, for a period of thirty (30) days beginning on the date of delivery of LICENSED SOFTWARE, but excluding LUCENT's recognized holidays, it will provide LICENSEE with technology transfer assistance by making available one person, selected in LUCENT's sole discretion, who has substantial knowledge with respect to LICENSED SOFTWARE and its application in the FIELD OF USE. Said person will be available to assist LICENSEE for a combined total of 160 work hours between the hours of 8 o'clock a.m. and 5 o'clock p.m. site local time, Monday through Friday, excluding LUCENT's holidays, unless otherwise agreed by LUCENT. Said person will be provided at the site and location requested by LICENSEE, provided that if any selected site or location requires the person to travel more than 100 miles from Whippany, New Jersey, LICENSEE shall be responsible for all associated and documented travel and living expenses, including but not limited to lodging, air, cab and other transit fare, mileage reimbursement for use of personal car at a rate of at least $.30 per mile, parking fees and meal fare while on travel.

     5.04 Access To Facilities. Each Party to this Agreement shall provide the other with such access to its facilities as is reasonably required in connection with the performance of their respective obligations under this Agreement. No charge shall be made for such access. Each Party shall be responsible for implementing appropriate safeguards for the security of its proprietary and otherwise confidential information, and each Party shall exercise ordinary care for the safety of the other's employee personnel while on or in said Party's premises or property. Neither Party shall require releases or waivers of any personal rights from the employees or representatives of the other in connection with visits to its premises, nor shall the Party plead such releases or waivers in any action or proceeding. Employees and agents of each Party shall, while on the premises of the other, comply with all plant and premises rules of which they are made aware.

                                      10  of  20

                                      ARTICLE VI
                              CONSIDERATION AND PAYMENT

     6.01 Consideration and Payment. LICENSEE shall pay to LUCENT, at the time of execution of this Agreement by both Parties, the sum of ONE MILLION TWO HUNDRED AND TWENTY-FIVE THOUSAND UNITED STATES DOLLARS (U.S. $1,225,000.00) by certified check or by wire transfer. Except as contemplated by this Agreement, no portion of said payment shall be refundable to LICENSEE. LICENSEE and LUCENT shall, also as consideration for this License Agreement, execute a Bill of Sale for LCCU Assets to be sold and transferred to LICENSEE at the time of execution of this Agreement. Prior to execution of this Agreement, Public Service Electric & Gas Company ("PSE&G"), a public utility having its principal office in Newark, New Jersey, shall deliver to LUCENT and LICENSEE its written consent for the execution of this Agreement by LUCENT and the performance by the Parties of the transactions provided for herein. PSE&G is providing its consent and release to LUCENT because of a contractual relationship between them whereby PSE&G was LUCENT's development partner for development of a two-way communication system for utilities. PSE&G is not a party to this Agreement and is not transferring, licensing or selling any thing of value to LICENSEE under this Agreement. Upon the execution of this Agreement, the referenced contract between LUCENT and PSE&G will terminate as previously agreed by them in a written supplement to their contract said supplement dated May 7, 1997.


                                     ARTICLE VII
                                     TERMINATION

     7.01 Breach. In the event of a material breach of this Agreement by LICENSEE, LUCENT may, in addition to any other remedies that it may have, at any time, terminate all licenses and rights granted by it hereunder by providing LICENSEE with not less than three (3) months prior written notice specifying such breach, unless within such three (3) month period all material breaches specified in such notice shall have been remedied in all material respects.

     7.02 Voluntary Termination. By not less than six (6) months prior written notice to LUCENT, LICENSEE may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date of such termination and shall not in any way affect or relieve LICENSEE from the provisions of Article VI hereinabove.

     7.03 Effect of Termination. Subject to Section 7.04 below, upon termination of this Agreement pursuant to Sections 7.01 or 7.02, LICENSEE and its SUBSIDIARIES and affiliates shall discontinue their use of the TECHNICAL INFORMATION, BUSINESS INFORMATION, LUCENT PATENT and LICENSED SOFTWARE, except for purposes of completing and delivering to their respective customers full performance of any obligations of LICENSEE, its SUBSIDIARIES or affiliates to any of their respective and then-current customers pursuant to an outstanding contract which has not been completed as of the date of termination.

     7.04 Survival. Termination of licenses and rights of LICENSEE under the provisions of this Article VII shall not affect the licenses, rights and obligations of LICENSEE or of any purchaser of LICENSED PRODUCTS, services or CUSTOMER SOFTWARE with respect to any LICENSED PRODUCT or CUSTOMER SOFTWARE (whether or not incorporating any ADAPTATIONS or TECHNICAL INFORMATION) made prior to such termination nor shall such termination affect the rights and provisions contained in Article VI hereof.


                                    11  of  20

                                     ARTICLE VIII
                            REPRESENTATIONS AND WARRANTIES

     8.01 Representations and Warranties of LUCENT. LUCENT hereby represents and warrants to LICENSEE that:

     (a) LUCENT has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and that such execution, delivery and performance does not and will not violate the terms of any agreement, document, instrument or understanding to which LUCENT is a party or by which it is bound;

     (b) this Agreement constitutes the binding agreement of LUCENT and is enforceable against LUCENT in accordance with its terms;

     (c) LUCENT has full and marketable title to the TECHNICAL INFORMATION, the LICENSED SOFTWARE, the LUCENT PATENT and all other rights granted to LICENSEE hereunder, free and clear of any liens, claims, encumbrances or other restrictions on or reservations of title or interest, except that TECHNICAL INFORMATION, LICENSED SOFTWARE, and LUCENT PATENT may be subject to existing license agreements with third parties, and except that LUCENT reserves the right to enter into further agreements to license TECHNICAL INFORMATION, LICENSED SOFTWARE, and LUCENT PATENT to third parties, subject to the restrictions of Paragraphs 2.04, 3.04, and 4.04 hereof. Notwithstanding any other provision in this Agreement, LUCENT is not required to sublicense or deliver to LICENSEE any source or object code in violation of LUCENT's obligations to a licensor of such code, nor is LUCENT required to procure any licenses or use rights for LICENSEE's benefit from any third party;

     (d) For purposes of this paragraph, "the knowledge of LUCENT" means the direct, personal knowledge of those individuals who constituted the management of LUCENT's Utility Solutions Strategic Business Unit. LUCENT represents that it has disclosed to LICENSEE, in writing, those patents of third parties, in the knowledge of LUCENT, that describe technology related to the LCCU sufficiently closely that consideration for possible licensing may be warranted. This representation relates only to manufacture and use of the LCCU as described in the technical specification included in the TECHNICAL INFORMATION, and does not relate to any modification or combination not described in the TECHNICAL INFORMATION; and

     (e) LUCENT has not withheld any TECHNICAL INFORMATION or LICENSED SOFTWARE necessary for operation of the BUSINESS. If any licenses under LUCENT patents, other than PATENT (rights to which have been expressly granted herein), are reasonably necessary for the operation of the BUSINESS, LUCENT agrees to enter into good faith negotiations for the granting of such licenses on reasonable commercial terms.

     8.02 Representations and Warranties of LICENSEE. LICENSEE hereby represents and warrants to LUCENT that:

     (a) LICENSEE has the full right, power and authority to execute, deliver and perform its obligations under this Agreement, and that such execution, delivery and performance does not and will not violate the terms of any agreement, document, instrument or understanding to which LICENSEE is a party or by which it is bound; and

     (b) this Agreement constitutes the binding agreement of LICENSEE and is enforceable against LICENSEE in accordance with its terms.

                                      12  of  20

                                      ARTICLE IX
                               MISCELLANEOUS PROVISIONS

     9.01  Disclaimer.

     (a) EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, LUCENT AND ITS SUBSIDIARIES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESSLY OR IMPLIEDLY, INCLUDING REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER LUCENT AND ITS SUBSIDIARIES NOR PSE&G NOR ITS SUBSIDIARIES SHALL BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, SAVINGS, OR REVENUES OF ANY KIND WHETHER OR NOT EITHER OF THEM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND IN NO EVENT SHALL LUCENT OR PSE&G BE LIABLE TO LICENSEE FOR MORE THAN THE CASH CONSIDERATION RECEIVED BY LUCENT HEREUNDER. THIS PROVISION SHALL SURVIVE FAILURE OF ANY OTHER REMEDY OR PROVISION OF THIS AGREEMENT.


     (b) EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, LUCENT AND ITS SUBSIDIARIES MAKE NO REPRESENTATION OR WARRANTY THAT THE USE OF THE TECHNICAL INFORMATION OR LICENSED SOFTWARE WILL NOT INFRINGE PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. LUCENT AND ITS SUBSIDIARIES WILL NOT BE HELD TO ANY LIABILITY UNDER ANY CLAIM BROUGHT BY LICENSEE OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM, USE OF THE TECHNICAL INFORMATION OR LICENSED SOFTWARE.

     9.02 Indemnity. LICENSEE agrees to indemnify and save LUCENT and PSE&G and their respective SUBSIDIARIES harmless from any claims or demands, including but not limited to those for personal injury, property damage, or breach of warranty or contract (including reasonable expenses of litigation and settlement of such claims), by third parties to the extent that such claims arise out of or in connection with the furnishing or use of any TECHNICAL INFORMATION, BUSINESS INFORMATION or LICENSED SOFTWARE hereunder or arise out of or relate to LICENSED PRODUCTS, ADAPTATIONS OR CUSTOMER SOFTWARE. LUCENT will give LICENSEE prompt notification of any such claim or suit and will cooperate in the defense or settlement thereof.




     9.03  Confidentiality.

     (a) LICENSEE agrees to hold, and to cause each of its SUBSIDIARIES, and sublicensees to hold, all parts of the BUSINESS INFORMATION, TECHNICAL INFORMATION and source code for LICENSED SOFTWARE in confidence, and not to use it for any purpose outside of the FIELD OF USE. LICENSEE further agrees that it shall not, nor shall it permit any of its SUBSIDIARIES, or sublicensees to make any disclosure of BUSINESS INFORMATION, TECHNICAL INFORMATION or LICENSED SOFTWARE (including methods or concepts utilized therein) to anyone, except those, including LICENSEE's employees, consultants, advisors and such others, to whom such disclosure is necessary or advisable, in LICENSEE's commercially reasonable judgment, for the use for which rights are granted hereunder. LICENSEE shall appropriately notify or cause to be notified all employees and consultants to

                                      13  of  20
whom any such disclosure is made that such disclosure is made in confidence and shall be kept in confidence by them.

     (b) LICENSEE's obligations under this Section 9.03 shall not apply to any TECHNICAL INFORMATION or LICENSED SOFTWARE (including any method or concept utilized therein) that:

     (i) is or becomes available without restriction to the general public through no fault of LICENSEE or its employees;

     (ii) was rightfully in LICENSEE's or any of its SUBSIDIARIES or affiliates possession without limitation on disclosure before disclosure hereunder to LICENSEE;


     (iii) is rightfully disclosed to LICENSEE by a third party without lawful restrictions on disclosure;

     (iv)  is independently developed by LICENSEE;

     (v) is free of such restriction according to a written agreement signed by LUCENT; or

     (vi) is required to be disclosed by LICENSEE or any of its SUBSIDIARIES, affiliates or sublicensees by any governmental authority or court of competent jurisdiction, provided that in such event LICENSEE shall use its good faith efforts to provide LUCENT with sufficient written notice of such compelled disclosure in order to afford LUCENT the opportunity to seek protective orders or other remedial action at LUCENT'S sole cost and expense.

     (c) LICENSEE shall not furnish TECHNICAL INFORMATION or LICENSED SOFTWARE in source code or object code format to the United States Government.

     9.04 U.S. Export Control. LICENSEE hereby assures LUCENT that it will not without a license or license exception authorized by the Bureau of Export Administration of the U.S. Department of Commerce, Washington, DC 20230, United States of America, if required,

     (a) export or release any information or software (including source code) obtained pursuant to this Agreement to a national of Country Groups D:1 or E:2 (15 C.F.R. Part 740, Supp. 1), Iran, Iraq, Sudan, or Syria;

     (b) export to Country Groups D:1 or E:2, or to Iran, Iraq, Sudan, or Syria, the direct product (including processes and services) of such information or software; or

     (c) if the direct product of the information is a complete plant or any major component of a plant, export to Country Groups D:1 or E:2. or to Iran, Iraq, Sudan, or Syria, the direct product of the plant or major component.

This assurance will be honored even after any termination date of this Agreement. LICENSEE further agrees that it will not use, distribute, transfer or transmit LICENSED PRODUCTS, LICENSED SOFTWARE or TECHNICAL INFORMATION (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by LUCENT, LICENSEE also agrees to sign written assurances and other export-related documents as may be required for LUCENT to comply with U.S. export regulations.

     9.05 No Agency. All work performed by one Party under this Agreement shall be performed as an


                                      14  of  20
independent contractor and not as an agent of the other and no persons furnished by the performing Party shall be considered the employees or agents of the other. The performing Party shall be responsible for its employees' compliance with all laws, rules and regulations while performing under this Agreement and shall indemnify the other Party from any and all damages, losses, fines or penalties resulting from such failure of such employees to so comply.

     9.06 Nothing Construed. Except as expressly provided in this Agreement, neither the execution of this Agreement nor anything in it or in any information or materials provided by either Party shall be construed as:

     (a) conferring by implication, estoppel or otherwise, any right or license upon LICENSEE or its SUBSIDIARIES to include in advertising, packaging, publicity, press releases or other commercial activities related to any LICENSED PRODUCT, or this Agreement any reference to LUCENT or AT&T Corp. (or any of their SUBSIDIARIES), their trade names, trademarks or service marks without first obtaining the prior written consent of LUCENT through its Government Solutions Media Relations Manager, Linda Edgerton, or her designee, provided that LICENSEE and its SUBSIDIARIES may provide factual information in response to inquiries from prospective customers and others regarding the source and ownership of TECHNICAL INFORMATION, LICENSED SOFTWARE and LUCENT PATENT without such prior consent; or


     (b) except as set forth above, providing LICENSEE any right to extend directly or indirectly any warranty or representation in the name of LUCENT or to purport to bind LUCENT in any way; or

     (c) except as provided in this Agreement or in the Bill of Sale, an obligation upon LUCENT or any of its SUBSIDIARIES to furnish any person, including LICENSEE, any assistance of any kind whatsoever, any information other than that expressly provided in the Agreement or to revise, supplement or elaborate upon any information or materials provided by LUCENT; or

     (d) a grant to LICENSEE to sell, lease, sublicense or otherwise transfer or dispose of LICENSED SOFTWARE, in whole or in part, except as provided in this Agreement; or

     (e) providing or implying any arrangement or understanding that LUCENT or its subsidiaries, successors or assigns will make any purchase, lease, examination or test or give any approval.

     9.07 Severability. If any portion of this Agreement is found to be invalid or unenforceable, the Parties agree that the remaining portions shall remain in effect. The Parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for replacement of such invalid or unenforceable portion. The Parties agree, by way of example and not of limitation, that Section 9.14 [Choice of Law] is an essential part of this Agreement.

     9.08 Survival of Obligations. The Parties' rights and obligations, which, by their nature, would continue beyond the termination or cancellation of this Agreement, shall survive termination or cancellation hereof.

     9.09 Nonassignability. The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's SUBSIDIARIES, through purchase and sale or otherwise, without the other Party's express written consent. Notwithstanding the foregoing, all of the right, title and

                                      15  of  20
interest in this Agreement and any licenses and rights granted to a Party hereunder may be assigned to any other entity which, as a result of a sale and purchase of substantially all of the assets of the business of such Party that is the subject matter of this Agreement ("Relevant Business") or as a result of any business restructuring, reorganization, merger or acquisition of a Party to this Agreement, has become a direct or indirect successor to Relevant Business; provided however that such successor expressly agrees in writing to accept and to be fully bound by all of the assignor Party's obligations and duties under this Agreement; but neither this Agreement nor any rights or obligations hereunder shall be otherwise assignable or transferable (in insolvency proceedings or otherwise) by either Party without the express written consent of the other Party. Prior written notice of any assignment under this section 9.09 must be given by the assignor Party to the other Party hereunder. Such notice shall include the effective date of any such assignment and the identification and address of the assignee entity. Notwithstanding any assignment hereunder, the assignor Party shall remain primarily obligated under this Agreement, unless the other Party otherwise agrees in writing.


     9.10 No Waiver. If either Party fails to enforce any right or remedy available to it under this Agreement, that failure will not be construed to be a waiver of the right or remedy with respect to any other breach or failure by the other Party.

     9.11 Addresses. Except as otherwise provided herein, any notice or other communication hereunder shall be sufficiently given to LICENSEE when sent by certified mail addressed to LICENSEE's office specified above, or to LUCENT when sent by certified mail addressed to Contract Administrator, Intellectual Property Division, Lucent Technologies Inc., 2333 Ponce de Leon Boulevard -Suite 511, Coral Gables, Florida 33134. Changes in such addresses may be effected by giving written notice to the other Party.

     9.12 Taxes. LICENSEE shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which LICENSEE is required to withhold or deduct from payments to LUCENT, except (i) net income taxes imposed upon LUCENT by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT or any of its SUBSIDIARIES. In order for the exception in (ii) to be effective, LICENSEE must furnish to LUCENT evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT within thirty (30) days of issuance by the local taxing authority.

     9.13 Audit Assistance. The parties acknowledge that LICENSEE has informed LUCENT that LICENSEE will be required under applicable rules and regulations of the Securities and Exchange Commission ("SEC") to file (i) statements of direct revenues and direct costs for each of the years ended December 31, 1995 and December 31, 1996, and for the period beginning January 1, 1997 and ending the EFFECTIVE DATE, and (ii) statements of specific assets including accounts receivable, inventory and capitalized software at December 31, 1995, December 31, 1996 and the EFFECTIVE DATE, such statements to be prepared in accordance with generally accepted accounting principles ("GAAP") and accompanied by the report of independent certified public accountants. The parties acknowledge that LICENSEE has informed LUCENT that such statements must be filed with the SEC within 75 days of the EFFECTIVE DATE. LUCENT agrees (i) to prepare such statements for audit by Coopers & Lybrand, auditors for LUCENT ("Coopers"), as soon as practicable and no later than 30 days after the EFFECTIVE DATE, and (ii) to provide the usual and customary access and support (including, without limitation, access to original documentation, execution of confirmation requests and provision of management representation letters) necessary to allow Coopers to complete its audit of such statements in a timely manner in accordance with

                                      16  of  20
generally accepted auditing standards. LICENSEE shall pay for all fees and disbursements of Coopers related to the audit of the financial statements referenced above in accordance with a budget to be prepared by Coopers and presented to LICENSEE and LUCENT.

     LICENSEE acknowledges that the services of certain former employees of LUCENT now employed by General Dynamics Advanced Technology Systems, Inc. ("GD") may be necessary in connection with the preparation of the financial statements and the completion of the audit and that such former employees are available to LUCENT at rates previously agreed upon between LUCENT and GD. LICENSEE agrees to reimburse LUCENT for all out-of-pocket costs and expenses incurred by LUCENT in connection with work performed by GD employees related to the preparation of the financial statements and the completion of the audit.

     9.14 Choice of Law. The Parties are familiar with the principles of New York commercial law, and desire and agree that the laws of New York, exclusive of its conflicts of laws provisions, shall apply in any dispute or interpretation arising with respect to this Agreement.

     9.15 Integration; Counterparts. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby. This Agreement shall prevail in the event of any conflicting terms or legends which may appear in any information provided by LUCENT or LICENSEE or in any such other documents or materials exchanged hereunder. This Agreement includes and incorporates by reference the attachments hereto designated as Appendices A and B and the BILL OF SALE. This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same agreement.

     9.16  Dispute Resolution.

     (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to attempt to resolve any such dispute themselves by escalating the dispute to the executive levels of their respective companies. Unless otherwise mutually agreed by the Parties, if the dispute is not resolved by the Parties within twenty-five (25) days of either party's written demand for escalation of such dispute, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

     (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement, (ii) shall be final and binding on the Parties; (iii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iv) may in appropriate circumstances (other than patent disputes) include injunctive relief, (v) shall be made within four (4) months of the appointment of the arbitrator; and (vi) may be entered in any court of competent jurisdiction.

     (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

                                      17  of  20

     (d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement.

     (e)  The place of mediation and arbitration shall be New York City.

     (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.


     (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

     (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

     (i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

     IN WITNESS WHEREOF, each of the Parties has caused this License Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

LUCENT TECHNOLOGIES INC.


By:   /s/ M.R. Greene
    ------------------------------------------------------------
           M. R. Greene, Vice-President, Intellectual Property


DATA SYSTEMS & SOFTWARE INC.

By:  /s/ David Weldler
    ------------------------------------------------------------
Title: Vice President


                                      18  of  20

                                                                      APPENDIX A
                                  LICENSED SOFTWARE

     The software, including, without limitation, all object and source code, and related documentation, included on the Lucent Technologies Utilities Solutions Data Package CD-ROM delivered by LICENSOR to LICENSEE (the "Data Package").





                                      19  of  20

                                                                      APPENDIX B
                         DESCRIPTION OF TECHNICAL INFORMATION

     The technical information included or otherwise referenced in the Data Package.







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